Exhibit 99.1

Contact:   Joseph C. Adams,
Chief Executive Officer
      Matthew D. Mullet,
Chief Financial Officer
                      (425) 771-5299
                      www.FSBWA.com

FS Bancorp, Inc. Announces Strong 2013 Results Including $3.9 Million in Net Income or $1.29 Per
Diluted Share and Fourth Consecutive Dividend

MOUNTLAKE TERRACE, WA – January 30, 2014 - FS Bancorp, Inc. (NASDAQ: FSBW) (“FS Bancorp” or “the Company”), the holding company for 1st Security Bank of Washington (“the Bank”) today reported 2013 net income of $3.9 million, or $1.29 per diluted share, compared to net income of $5.3 million or $1.76 per diluted share, for the year ended December 31, 2012. Net income for 2012 included a $2.3 million tax benefit from the reversal of the valuation allowance for deferred tax assets while there was no similar reversal in 2013.  Net income for the fourth quarter of 2013 was $537,000, or $0.18 per diluted share, compared to $1.1 million, or $0.36 per diluted share, for the fourth quarter ended December 31, 2012.

“I am pleased to announce that our Board of Directors approved our fourth quarterly cash dividend of $0.05 per share” stated Joe Adams, CEO of FS Bancorp. “The dividend will be paid on February 24, 2014, to shareholders of record as of February 14, 2014.  The payment of dividends represents the Company’s commitment to provide a cash return on investment to our shareholders while increasing long-term shareholder value.”

 “The fourth quarter reflects growth in loan originations from our consumer lending team.  During the quarter, we sold a $9.3 million consumer marine loan pool in addition to our ongoing residential loan sales.  Asset quality also improved during the quarter with the payoff of one of our largest substandard loans and our efforts in reducing other real estate owned,” stated Matthew Mullet, CFO of FS Bancorp, Inc.

The Company completed the sale of 247 consumer marine loans on December 16, 2013 that had an aggregate principal balance of $9.3 million.  In connection with the sale, a $35,000 reserve for potential loan recourse was established and will remain in effect until June 14, 2014.  The sale of marine loans resulted in a pre-tax gain of $166,000, net of the reserve.  Management remains focused on building diversified revenue streams based upon credit, interest rate, and concentration risks.

 2013 Fourth Quarter and Year End Highlights

•	Total assets increased $23.1 million, or 5.8% to $419.2 million at December 31, 2013, compared to $396.1 million at September 30, 2013 and $359.0 million at December 31, 2012;
•
Total non-performing assets, including other real estate owned (“OREO”), decreased $581,000, or 15.3% to $3.2 million at December 31, 2013 compared to $3.8 million at September 30, 2013 and $4.1 million at December 31, 2012;

•	Substandard loans decreased to $2.1 million at December 31, 3013 compared to $3.9 million at September 30, 2013 and $4.3 million at December 31, 2012;
•	The ratio of non-performing assets to total assets improved to 0.8% at December 31, 2013 compared to 1.0% at September 30, 2013 and 1.1% at December 31, 2012;
•	Pre-tax net income increased to $5.9 million for the year ended December 31, 2013 compared to $3.2 million for the year ended December 31, 2012;
•
Net income decreased to $537,000 for the fourth quarter of 2013, compared to $1.1 million in both the preceding quarters of 2013, and the comparable quarter one year ago as a result of asset quality initiatives and the slowdown in home loan refinance activities;

•	Relationship based transactional deposits increased 23.9% to $72.5 million at December 31, 2013, compared to $58.5 million at December 31, 2012;

FS Bancorp Q4 Earnings
January 30, 2014

•	Earnings per diluted share were $0.18 for the fourth quarter 2013 compared to $0.35 for the prior quarter of 2013 and $0.36 for the fourth quarter of 2012; and
•
Capital levels at the Bank reflect Total Risk-Based Capital of 16.7% and a Tier 1 Leverage Capital Ratio of 12.6% as of December 31, 2013 compared to 16.1% and 13.3% as of December 31, 2012, respectively.

Balance Sheet and Credit Quality

Total assets increased to $419.2 million at December 31, 2013 compared to $396.1 million at September 30, 2013 and $359.0 million at December 31, 2012.  The increase in total assets from September 30, 2013 was primarily due to increases in total cash and cash equivalents of $13.7 million, securities available-for-sale of $9.1 million, and a $2.8 million increase in loans held for sale offset by a decrease in loans receivable, net of $2.7 million.  The increase in assets from December 31, 2012 was primarily the result of an increase in total cash and cash equivalents of $31.7 million, securities available-for-sale of $12.9 million, bank owned life insurance of $6.4 million, loans receivable, net of $6.1 million and loans held for sale of $2.3 million.

Net loans receivable decreased $2.7 million to $281.1 million at December 31, 2013 from $283.8 million as of September 30, 2013 and increased $6.1 million from $275.0 million at December 31, 2012.  Total real estate loans decreased $5.0 million quarter over quarter due to a decrease in commercial real estate loans including residential construction loans.  Quarter over quarter changes in other loan categories include a $4.1 million increase in commercial business loans, and a $1.4 million decrease in consumer loans primarily as a result of the $9.3 million marine loan pool sale partially offset by an $8.2 million increase in indirect home improvement and solar loans.

LOAN PORTFOLIO
($ in thousands)
	December 31, 2013		September 30, 2013		December 31, 2012
	Amount	Percent	Amount	Percent	Amount	Percent

REAL ESTATE LOANS
Commercial	$32,970	11.5%	$37,327	12.9%	$33,250	11.9%
Construction and development	41,633	14.5	43,088	14.9	31,893	11.4
Home Equity	15,172	5.3	16,253	5.6	15,474	5.5
One-to-four family (held for sale excluded)	20,809	7.2	18,854	6.5	13,976	5.0
Multi-family	4,682	1.6	4,723	1.6	3,202	1.2
Total real estate loans	115,266	40.1	120,245	41.5	97,795	35.0

CONSUMER LOANS:
Indirect home improvement	91,167	31.7	90,466	31.3	83,786	29.9
Solar	16,838	5.9	9,372	3.2	2,463	0.9
Marine	11,203	3.9	20,631	7.1	17,226	6.1
Automobile	1,230	0.4	1,222	0.4	2,416	0.9
Recreational	553	0.2	584	0.2	742	0.3
Home improvement	463	0.2	495	0.2	651	0.2
Other	1,252	0.4	1,310	0.5	1,386	0.5
Total consumer loans	122,706	42.7	124,080	42.9	108,670	38.8

COMMERCIAL BUSINESS LOANS	49,244	17.2	45,119	15.6	73,465	26.2
Total loans	287,216	100.0%	289,444	100.0%	279,930	100.0%

Allowance for loan losses	(5,092)		(5,310)		(4,698)
Deferred cost, fees, and discounts, net	(1,043)		(340)		(283)
Total loans receivable, net	$281,081		$283,794		$274,949

FS Bancorp Q4 Earnings
January 30, 2014

One-to-four-family originations of loans held for sale decreased 22.1% to $46.9 million during the quarter ended December 31, 2013 compared to $60.1 million for the preceding quarter and $61.5 million for the same quarter one year ago.  The decrease in originations was directly correlated to the increase in home lending rates and the resulting reduction in refinance volume.  The percentage of one-to-four-family mortgage loan originations related to purchases was 80.5% in purchase volume versus 19.5% in refinance volume for the fourth quarter of 2013 compared to 73.2% in purchase volume versus 26.8% in refinance volume for the third quarter of 2013.  Loans held for sale increased $2.8 million during the quarter to $11.2 million at December 31, 2013 from $8.4 million at September 30, 2013 and was $8.9 million at December 31, 2012.  During the quarter ended December 31, 2013, the Company purchased $2.2 million and sold $45.9 million of one-to-four-family mortgage loans compared to $0 and $62.5 million for the preceding quarter and $0 and $61.4 million for the same quarter one year ago, respectively.

The allowance for loan losses (“ALLL”) at December 31, 2013 was $5.1 million, or 1.8% of gross loans receivable, compared to $5.3 million or 1.8% of gross loans receivable as of September 30, 2013, and $4.7 million, or 1.7% of gross loans receivable at December 31, 2012.  Non-performing loans, consisting of non-accrual loans, decreased to $1.1 million at December 31, 2013 from $1.5 million at September 30, 2013 and $1.9 million at December 31, 2012.   Substandard loans decreased to $2.1 million at December 31, 2013 compared to $3.9 million at September 30, 2013 and $4.3 million at December 31, 2012 as a result of a $1.6 million loan payoff received during the fourth quarter of 2013.   OREO totaled $2.1 million at December 31, 2013, compared to $2.3 million at September 30, 2013 and $2.1 million at December 31, 2012.  During the year ended December 31, 2013, OREO reflected sales of $269,000 in other real estate owned, and write-downs to fair value of $518,000, offset by additions of $735,000 for a year over year unchanged balance.  At December 31, 2013, the Bank also had $815,000 in restructured loans, all of which were performing in accordance with their modified terms.

Total deposits increased $20.0 million or 6.3% to $336.9 million at December 31, 2013, from $316.9 million at September 30, 2013, and increased $48.0 million from $288.9 million at December 31, 2012.  Transaction accounts (noninterest and interest-bearing checking accounts) increased to $72.5 million as of December 31, 2013 from $70.4 million at September 30, 2013 and $58.5 million at December 31, 2012.  Non-retail deposits which include brokered, online certificates of deposit and public funds were $24.1 million as of December 31, 2013 compared to $31.3 million as of September 30, 2013, and $28.8 million as of December 31, 2012.  Management remains committed to growing retail deposits as the primary source of funds for loan growth.

DEPOSIT BREAKDOWN ($ in thousands)
	December 31, 2013		September 30, 2013		December 31, 2012
	Amount	Percent	Amount	Percent	Amount	Percent
Noninterest-bearing checking	$45,783	13.6%	$42,579	13.4%	$34,165	11.8%
Interest-bearing checking	26,725	7.9	27,836	8.8	24,349	8.4
Savings	15,345	4.6	14,821	4.7	11,812	4.1
Money market	119,162	35.4	115,652	36.5	114,245	39.5
Certificates of deposits less than $100,000	46,237	13.7	42,893	13.5	40,119	13.9
Certificates of deposits $100,000 to less than $250,000	52,264	15.5	48,722	15.4	43,810	15.2
Certificates of deposits $250,000 and over	31,360	9.3	24,365	7.7	20,449	7.1
Total	$336,876	100.0%	$316,868	100.0%	$288,949	100.0%

Total equity increased $79,000 to $62.3 million at December 31, 2013 from $62.2 million at September 30, 2013.  The increase in equity from the third quarter was predominantly a result of net income of $537,000, and $109,000 in fair market value related to the release of ESOP shares, partially offset by dividends paid during the quarter of

FS Bancorp Q4 Earnings
January 30, 2014

$150,000 and a decline of $417,000 in accumulated other comprehensive income representing an increase in the unrealized loss on securities available-for-sale.  Book value per common share was $20.55 as of December 31, 2013, compared to $19.92 as of December 31, 2012.

The Bank is well capitalized with a Total Risk-Based Capital ratio of 16.7% and a Tier 1 Leverage Capital ratio of 12.6% at December 31, 2013, compared to 16.1% and 13.3% at December 31, 2012, respectively.  The Company reflects Total Risk-Based Capital ratio of 20.3% and Tier 1 Leverage Capital ratio of 15.5%, as of December 31, 2013, compared to 19.8% and 16.7% at December 31, 2012, respectively.

Operating Results

Net interest income increased $313,000, or 6.8%, to $4.9 million for the three months ended December 31, 2013, from $4.6 million for the three months ended December 31, 2012.   For the year ended December 31, 2013, net interest income increased $3.1 million, or 19.1%, to $19.5 million compared to $16.4 million for the same period in the prior year.

The net interest margin (“NIM”) decreased 10 basis points to 5.33% for the year ended December 31, 2013, from 5.43% for the same period of the prior year. The decrease reflects the increase in average interest earning assets during the period, including increased lower yielding cash and cash equivalents and investment securities available to fund projected loan growth.  Diversified loan growth continues to pressure the NIM as real estate and business loans have a lower yield than consumer loan products.  Offsetting the lower asset yields was a 17 basis point decline in the cost of funds to 0.77% for the year ended December 31, 2013 from 0.94% for the same period in the prior year.

The provision for loan losses was $450,000 for the three months ended December 31, 2013, compared to $1.2 million for the three months ended December 31, 2012.  The $768,000 decrease in the provision primarily relates to improvement in asset quality as both non-accrual and substandard loans decreased in addition to decreases in loans receivable, net, commercial real estate, and construction and development loan balances during the three months ended December 31, 2013.  The provision for loan losses decreased $743,000 to $2.2 million for the year ended December 31, 2013, from $2.9 million for the year ended December 31, 2012.  Non-performing loans were $1.1 million, or 0.4% of total loans at December 31, 2013, compared to $1.9 million, or 0.7% of total loans, at December 31, 2012.  During the year ended December 31, 2013, net charge-offs totaled $1.8 million compared to $2.6 million during the year ended December 31, 2012.

Noninterest income decreased $1.3 million, or 45.2%, to $1.5 million for the three months ended December 31, 2013, from $2.8 million for the three months ended December 31, 2012.  The decrease during the period was primarily due to a $1.2 million reduction in gains associated with the sale of mortgage loans to the secondary market as a result of lower production in home lending.  Lower production was a direct result of higher interest rates and reduced refinance applications.  Noninterest income increased $2.7 million, or 44.6%, to $8.9 million for the year ended December 31, 2013, from $6.2 million for the year ended December 31, 2012.  The increase during the period was primarily due to a $2.7 million increase in gains associated with the sale of loans as a result of strong year over year production in home lending as well as sales of consumer and commercial real estate loans.

Noninterest expense increased $313,000, or 6.3%, to $5.2 million for the three months ended December 31, 2013, from $4.9 million for the three months ended December 31, 2012.  Changes in noninterest expense included a $162,000, or 119.1% increase in professional and board fees, a $132,000, or 38.5% increase in occupancy, a $52,000, or 43.7% increase in write-downs to fair value of other real estate owned, and a $43,000, or 53.1% increase in marketing and advertising, partially offset by a $76,000, or 2.7% decrease in salaries and benefit costs.

FS Bancorp Q4 Earnings
January 30, 2014

About FS Bancorp
FS Bancorp, Inc., a Washington corporation, is the holding company for 1st Security Bank of Washington.  The Bank provides loan and deposit services to customers who are predominately small and middle-market businesses and individuals in western Washington through its seven branches in suburban communities in the greater Puget Sound area.

Disclaimer
Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.”  Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, assumptions and statements about future performance.  These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the results anticipated, including, but not limited to: general economic conditions, either nationally or in our market area, that are worse than expected; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market area; increases in premiums for deposit insurance; the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments; increased competitive pressures among financial services companies; our ability to execute our plans to grow our residential construction lending, our mortgage banking operations and our warehouse lending and the geographic expansion of our indirect home improvement lending; secondary market conditions for loans and our ability to sell loans in the secondary market; our ability to attract and retain deposits; our ability to control operating costs and expenses; changes in consumer spending, borrowing and savings habits; our ability to successfully manage our growth; legislative or regulatory changes that adversely affect our business or increase capital requirements, including changes related to Basel III; the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing regulations, changes in regulation policies and principles, or the interpretation of regulatory capital or other rules; adverse changes in the securities markets; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board; costs and effects of litigation, including settlements and judgments and inability of key third-party vendors to perform their obligations to us; and other economic, competitive, governmental, regulatory and technical factors affecting our operations, pricing, products and services and other risks described  in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012.

Any of the forward-looking statements that we make in this press release and in the other public statements we make are based upon management’s beliefs and assumptions at the time they are made.  We undertake no obligation to publicly update or revise any forward-looking statements included in this report or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise.  We caution readers not to place undue reliance on any forward-looking statements.  We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These risks could cause our actual results for fiscal 2014 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us, and could negatively affect the Company’s operations and stock price performance.

FS Bancorp Q4 Earnings
January 30, 2014

FS BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)

	December 31,	September 30,	December 31,
	2013	2013	2012
	Unaudited	Unaudited	Unaudited
ASSETS
Cash and due from banks	$1,425	$2,017	$4,003
Interest-bearing deposits at other financial institutions	39,660	25,323	5,410
Securities available-for-sale, at fair value	56,239	47,131	43,313
Federal Home Loan Bank stock, at cost	1,702	1,717	1,765
Loans held for sale	11,185	8,389	8,870
Loans receivable, net	281,081	283,794	274,949
Accrued interest receivable	1,261	1,333	1,223
Premises and equipment, net	13,818	13,705	12,663
Other real estate owned (“OREO”)	2,075	2,259	2,127
Deferred tax asset	816	752	1,927
Bank owned life insurance (“BOLI”)	6,369	6,038	--
Other assets	3,556	3,608	2,780
TOTAL ASSETS	$419,187	$396,066	$359,030
LIABILITIES
Deposits
Noninterest-bearing accounts	$45,783	$42,579	$34,165
Interest-bearing accounts	291,093	274,289	254,784
Total deposits	336,876	316,868	288,949
Borrowings	16,664	13,664	6,840
Other liabilities	3,334	3,300	3,344
Total liabilities	356,874	333,832	299,133
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 5,000,000 shares authorized; None issued	--	--	--
Common stock, $0.01 par value; 45,000,000 shares authorized; 3,240,125 shares issued and outstanding at December 31, 2013, September 30, 2013, and December 31, 2012, respectively	32	32	32
Additional paid-in capital	30,097	30,029	29,894
Retained earnings	35,215	34,828	31,746
Accumulated other comprehensive income (loss)	(898)	(481)	597
Unearned shares - Employee Stock Ownership Plan (“ESOP”)	(2,133)	(2,174)	(2,372)
Total stockholders’ equity	62,313	62,234	59,897
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$419,187	$396,066	$359,030

FS Bancorp Q4 Earnings
January 30, 2014

FS BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	Unaudited	Unaudited	Unaudited	Unaudited
INTEREST INCOME
Loans receivable	$5,254	$4,936	$20,791	$18,057
Interest and dividends on investment securities, and cash and cash equivalents	271	209	942	730
Total interest income	5,525	5,145	21,733	18,787
INTEREST EXPENSE
Deposits	540	493	1,978	2,208
Borrowings	57	37	200	155
Total interest expense	597	530	2,178	2,363
NET INTEREST INCOME	4,928	4,615	19,555	16,424
PROVISION FOR LOAN LOSSES	450	1,218	2,170	2,913
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,478	3,397	17,385	13,511
NONINTEREST INCOME
Service charges and fee income	386	500	1,807	1,993
Gain on sale of loans	1,055	2,218	6,371	3,684
Gain on sale of investment securities	--	59	264	165
Other noninterest income	116	63	473	322
Total noninterest income	1,557	2,840	8,915	6,164
NONINTEREST EXPENSE
Salaries and benefits	2,696	2,772	10,886	8,495
Operations	758	769	3,026	2,530
Occupancy	475	343	1,549	1,232
Data processing	288	293	1,105	1,055
OREO fair value write-downs, net of losses on sales	171	119	518	847
OREO expenses	53	29	132	184
Loan costs	329	317	1,336	867
Professional and board fees	298	136	1,193	618
FDIC insurance	65	72	251	257
Marketing and advertising	124	81	474	280
Impairment (recovery) on servicing rights	(6)	7	(109)	112
Total noninterest expense	5,251	4,938	20,361	16,477
INCOME BEFORE PROVISION (BENEFIT) FOR INCOME TAX	784	1,299	5,939	3,198
PROVISION (BENEFIT) FOR INCOME TAX	247	226	2,019	(2,097)
NET INCOME	$537	$1,073	$3,920	$5,295
Basic earnings per share	$0.18	$0.36	$1.29	$1.76
Diluted earnings per share	$0.18	$0.36	$1.29	$1.76

FS Bancorp Q4 Earnings
January 30, 2014

KEY FINANCIAL RATIOS AND DATA	Three Months Ended
($ in thousands, except per share amounts) (Unaudited)	December 31,	September 30,	December 31,
	2013	2013	2012

PERFORMANCE RATIOS:
Return on assets (ratio of net income to average total assets) (1)	0.52%	1.07%	1.22%
Return on equity (ratio of net income to average equity) (1)	3.43	6.95	7.13
Yield on average interest-earning assets	5.71	5.95	6.15
Rate paid on average interest-bearing liabilities	0.80	0.77	0.82
Interest rate spread information:
Average during period	4.91	5.18	5.33
Net interest margin (1)	5.09	5.35	5.52
Operating expense to average total assets	5.12	5.07	5.61
Average interest-earning assets to average interest-bearing liabilities	129.08	129.36	129.30
Efficiency ratio (2)	80.97	69.97	66.24

	Year Ended
	December 31,	December 31,
	2013	2012
PERFORMANCE RATIOS:
Return on assets (ratio of net income to average total assets)	1.01%	1.64%
Return on equity (ratio of net income to average equity)	6.43	12.71
Yield on average interest-earning assets	5.93	6.21
Rate paid on average interest-bearing liabilities	0.77	0.94
Interest rate spread information:
Average during period	5.16	5.27
Net interest margin	5.33	5.43
Operating expense to average total assets	5.27	5.12
Average interest-earning assets to average interest-bearing liabilities	129.73	120.34
Efficiency ratio (2)	71.52	72.95

	December 31,	September 30,	December 31,
	2013	2013	2012
ASSET QUALITY RATIOS AND DATA:
Non-performing assets to total assets at end of period (3)	0.77%	0.96%	1.13%
Non-performing loans to total gross loans (4)	0.38	0.53	0.68
Allowance for loan losses to non-performing loans (4)	462.49	348.43	246.48
Allowance for loan losses to gross loans receivable	1.77	1.83	1.68

CAPITAL RATIOS, BANK ONLY:
Tier 1 Leverage Capital	12.61%	12.74%	13.26%
Tier 1 Risk-Based Capital	15.39	15.61	14.83
Total Risk-Based Capital	16.65	16.86	16.08

CAPITAL RATIOS, COMPANY, ONLY:
Tier 1 Leverage Capital	15.50%	15.85%	16.66%
Total Risk-Based Capital	20.28	20.59	19.82

BOOK VALUES:
Book value per common share	$20.55 (7)	$20.56 (6)	$19.92 (5)

(Footnotes on following page)

FS Bancorp Q4 Earnings
January 30, 2014

________________________________________________

(1)	Annualized.
(2)	Total noninterest expense as a percentage of net interest income and total other noninterest income.
(3)	Non-performing assets consists of non-performing loans (which include non-accruing loans and accruing loans more than 90 days past due), foreclosed real estate and other repossessed assets.
(4)	Non-performing loans consists of non-accruing loans.
(5)	Book value per common share was calculated using shares outstanding of 3,240,125 at December 31, 2012, less unallocated ESOP shares of 233,289.
(6)	Book value per common share was calculated using all shares outstanding of 3,240,125 at September 30, 2013, less unallocated ESOP shares of 213,848.
(7)	Book value per common share was calculated using shares outstanding of 3,240,125 at December 31, 2013, less unallocated ESOP shares of 207,368.